EXHIBIT 99.1

For Immediate Release
Thursday, May 10, 2018
Contact: Ryan Hornaday, EVP/CFO & Treasurer
rhornaday@emmis.com
317.266.0100

Emmis Announces Fourth Quarter and Full-Year Earnings
Emmis’ radio stations gain market share in fourth fiscal quarter

Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its fourth fiscal quarter and full-year ending February 28, 2018.

Emmis’ radio net revenues for the fourth fiscal quarter were $28.4 million, down from $34.0 million in the prior year, a decrease of 16%. Pro forma for the sale of our Los Angeles and Terre Haute radio stations, Emmis’ fourth quarter radio revenues as reported to Miller Kaplan, which excludes barter revenues and syndication revenues, were down 1% in markets that were down 3%. Our New York and St. Louis clusters both grew their revenues in the quarter and outperformed their markets.

For the full year, radio revenues were $142.9 million compared to $165.1 million in the prior year, a decrease of 13%. For the full year, Emmis’ pro forma radio revenues as reported to Miller Kaplan were down 2%, narrowly missing the performance of its markets, which were down 1%.

On April 30, the company finalized the sale of its St. Louis radio stations, and after applying the net proceeds therefrom, has less than $20 million of net credit facility debt outstanding.

“In the last 12 months, we have paid down over $120 million of senior debt, leaving us on firm financial footing and providing flexibility as opportunities present themselves,” Jeff Smulyan, CEO & Chairman of the Board of Emmis said. “Ratings for our New York radio stations remain strong, and they are rebounding nicely in Indianapolis. The NextRadio team has done a tremendous job rolling out Dial Report, an industry-wide data attribution platform, and we believe it is uniquely positioned to meet the growing demand for robust analytics and insights into the behaviors of radio listeners.”

A conference call regarding earnings will be hosted today at 9 a.m. Eastern today by dialing 1-517-623-4891.  Questions may be submitted via email to ir@emmis.com. A digital playback of the call will be available until Thursday, Thursday, May 17 by dialing 1-402-220-9775.

Emmis has included supplemental pro forma net revenues, station operating expenses, and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States.

EXHIBIT 99.1

Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Emmis Communications - Great Media, Great People, Great Service®
Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis owns 11 FM and 3 AM radio stations in New York, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there) and Indianapolis. Emmis also developed and licenses TagStation®, a cloud-based software platform that allows a broadcaster to manage album art, metadata and enhanced advertising on its various broadcasts, and developed NextRadio®, a smartphone application that marries over-the-air FM radio broadcasts with visual and interactive features on smartphones.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to obtain additional capital or to service our outstanding debt;
•competition from new or different media and technologies;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•inability to grow through suitable acquisitions or to consummate dispositions;
•new or changing technologies, including those that provide additional competition for our businesses;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

EXHIBIT 99.1

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended February 28,		Year ended February 28,

	2018	2017	2018	2017
OPERATING DATA:
Net revenues:
Radio	$28,402	$34,015	$142,852	$165,148
Publishing	1,402	9,215	4,521	48,559
Emerging Technologies	326	263	1,114	861
Total net revenues	30,130	43,493	148,487	214,568
Station operating expenses excluding depreciation and amortization expense:
Radio	22,465	27,451	102,413	115,366
Publishing	1,445	10,798	5,035	51,063
Emerging Technologies	2,728	6,430	12,310	13,656
Total station operating expenses excluding depreciation and amortization expense	26,638	44,679	119,758	180,085
Corporate expenses excluding depreciation and amortization expense	2,931	2,465	10,712	11,359
Depreciation and amortization	889	1,060	3,628	4,806
Impairment loss on intangible assets	265	6,855	265	9,843
Loss (gain) on sale of assets, net of disposition costs	56	(6,066)	(76,604)	(23,557)
(Gain) loss on disposal of property and equipment	(82)	(1)	(69)	124
Operating (loss) income	(567)	(5,499)	90,797	31,908
Interest expense	(2,929)	(4,089)	(15,143)	(18,018)
Loss on debt extinguishment	—	(142)	(2,662)	(620)
Other income (expense), net	11	(302)	35	(160)
(Loss) income before income taxes	(3,485)	(10,032)	73,027	13,110
Benefit for income taxes	(16,475)	(2,078)	(11,732)	(110)
Consolidated net income (loss)	12,990	(7,954)	84,759	13,220
Net income (loss) attributable to noncontrolling interests	272	(376)	2,630	101
Net income (loss) attributable to the Company	$12,718	$(7,578)	$82,129	$13,119

Basic net income (loss) per common share	$1.03	$(0.62)	$6.65	$1.09
Diluted net income (loss) per common share	$0.99	$(0.62)	$6.50	$1.07

Basic weighted average shares outstanding	12,386	12,180	12,347	12,040
Diluted weighted average shares outstanding	12,871	12,180	12,626	12,229

EXHIBIT 99.1

	Three months ended February 28,		Year ended February 28,

	2018	2017	2018	2017

OTHER DATA:
Station operating income (loss) (See below)	$3,573	$(929)	$29,230	$35,495
Cash paid for income taxes, net	458	—	2,636	112
Cash paid for interest	2,776	3,536	13,334	15,618
Capital expenditures	618	1,447	1,809	2,850

Noncash compensation by segment:
Radio	$55	$138	$401	$671
Publishing	1	97	7	263
Emerging Technologies	25	22	93	78
Corporate	557	446	2,153	1,908
Total	$638	$703	$2,654	$2,920

COMPUTATION OF STATION OPERATING INCOME (LOSS):
Operating (loss) income	$(567)	$(5,499)	$90,797	$31,908
Plus: Depreciation and amortization	889	1,060	3,628	4,806
Plus: Corporate expenses	2,931	2,465	10,712	11,359
Plus: Station noncash compensation	81	257	501	1,012
Plus: Impairment loss on intangible assets	265	6,855	265	9,843
Plus/(less): Loss/(gain) on sale of assets, net of disposition costs	56	(6,066)	(76,604)	(23,557)
Plus/(less): Loss/(gain) on disposal of property and equipment	(82)	(1)	(69)	124
Station operating income (loss)	$3,573	$(929)	$29,230	$35,495

SELECTED BALANCE SHEET INFORMATION:	February 28, 2018	February 28, 2017
Total Cash and Cash Equivalents	$4,107	$11,349
Credit Agreement Debt	78,451	152,245
98.7FM Nonrecourse Debt	53,919	59,958
Other Nonrecourse Debt	9,992	8,807